As filed with the Securities and Exchange Commission on August 21, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
FIRST COMMUNITY BANCSHARES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	55-0694814

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
P.O. Box 989, Bluefield, Virginia 24605-0989
(Address of principal executive offices and zip code)
Common stock issuable pursuant to the TriStone Community Bank Employee Stock Option Plan
and the TriStone Community Bank Director Stock Option Plan
(Full Title of the Plan)
Robert L. Schumacher
General Counsel
First Community Bancshares, Inc.
P.O. Box 989
Bluefield, Virginia 24605-0989

(Name and address of agent for service)
(276) 326-9000

(Telephone number, including area code, of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(1)	Per Share(2)	Price(3)	Fee
Common stock issuable pursuant the exercise of options issued under to the TriStone Community Bank Employee and Director Stock Option Plans	156,810 Shares	$21.19	$3,322,803.90	$185.41

(1)	Represents shares of common stock issuable upon the exercise of awards granted under the TriStone Community Bank Employee Stock Option Plan and the TriStone Community Bank Director Stock Option Plan (collectively, the “Plans”), which were assumed by the Registrant in connection with the acquisition of TriStone Community Bank. Pursuant to the terms of the Agreement and Plan of Merger by and among the Registrant, First Community Bank, N. A., and TriStone Community Bank, dated April 2, 2009, and included as Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on April 3, 2009, the Registrant assumed administration of the Plans, and any options previously issued under the Plans were converted into options to purchase common stock of the Registrant as of July 31, 2009. In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based upon the weighted average price at which the options may be exercised.

(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plans as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed on March 13, 2009;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, and June 30, 2009, as filed on May 11, 2009, and August 13, 2009, respectively;

(3)	The Registrant’s Current Reports on Form 8-K filed on January 5, 2009, January 16, 2009, March 5, 2009, April 2, 2009, April 3, 2009, June 1, 2009, June 5, 2009, June 10, 2009; June 26, 2009; July 1, 2009; July 6, 2009; July 8, 2009; July 30, 2009; July 31, 2009, August 13, 2009; and

(4)	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Sections 12(b) and 12(g) of the Exchange Act on May 20, 1991.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     The Registrant shall furnish without charge to each person to whom the prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Robert L. Schumacher, General Counsel, First Community Bancshares, Inc., P.O. Box 989, Bluefield, Virginia 24605-0989.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     None.

Item 6. Indemnification of Directors and Officers.
Nevada law permits a Nevada corporation to indemnify its directors and officers in certain circumstances. Specifically, Section 78.7502 of the NRS provides as follows:
Indemnification of directors and officers.
(1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonable believed to be in or not opposed to the bests interests of the corporation, or that, with respect to any criminal action or proceedings, he had reasonable cause to believe that his conduct was unlawful.
(2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to NRS 78.138 or (b) acted in good faith and in a manner which he reasonably believed to be in or not, opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for negligence or misconduct in the performance of his duty to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.
     First Community’s articles of incorporation provide that First Community will indemnify any of its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, relating to service for or at the request of First Community. First Community will not indemnify a director, officer, employee or agent if: (A) he did not act in good faith; (B) he did not reasonably believe that the actions were either (i) in First Community’s best interests, or (ii) not opposed to First Community’s best interests; or (C) with respect to a criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.
     First Community’s articles of incorporation also provide that no director will be liable to First Community or its stockholders for monetary damages for breach of fiduciary duty as a director, except that the director’s liability will not be eliminated or limited: (A) for any breach of the director’s duty of loyalty to First Community or its stockholders; (B) for acts or omissions involving intentional misconduct, fraud or a knowing violation of the law; (C) for the payment of any distribution in violation of Nevada law; or (D) for any transaction from which the director derived an improper personal benefit.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
No.	Description

5.1	Opinion of Alverson Taylor Mortensen & Sanders with respect to the securities being registered, including consent.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Dixon Hughes PLLC.

24.1	Power of Attorney (see signature pages to this Registration Statement).

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(2)(i) and (a)(2)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluefield, State of Virginia, on this the 21st day of August, 2009.

FIRST COMMUNITY BANCSHARES, INC.
By:	/s/ John M. Mendez
John M. Mendez
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Schumacher as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 21st day of August, 2009.

Signature	Title

/s/ John M. Mendez	President and Chief Executive Officer
John M. Mendez	(Principal Executive Officer and Director)

/s/ David D. Brown	Chief Financial Officer
David D. Brown	(Principal Accounting Officer)

Signature	Title

/s/ Franklin P. Hall	Director
Franklin P. Hall

/s/ Allen T. Hamner	Director
Allen T. Hamner

/s/ Richard S. Johnson	Director
Richard S. Johnson

/s/ I. Norris Kantor	Director
I. Norris Kantor

/s/ A. A. Modena	Director
A. A. Modena

/s/ Robert E. Perkinson, Jr.	Director
Robert E. Perkinson, Jr.

/s/ William P. Stafford	Chairman of the Board of Directors
William P. Stafford

/s/ William P. Stafford, II	Director
William P. Stafford, II

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Opinion of Alverson Taylor Mortensen & Sanders with respect to the securities being registered, including consent.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of Dixon Hughes PLLC.

24.1	Power of Attorney (see signature pages to this Registration Statement).